Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2014, relating to the combined and consolidated financial statements of GasLog Partners LP appearing in the Annual Report on Form 20-F of GasLog Partners LP for the year ended December 31, 2014.

/s/Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece
March 31, 2015